ASSETMARK FUNDS
ASSETMARK INTERNATIONAL EQUITY FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
12/11/06	Symrise AG	83,800	81,030,358	UBS Investment Bank	Dresdner Kleinwort, Deutsche Bank, UBS Investment Bank, Citigroup, HSBC, Trinkaus & Burkhardt, Bank Vontobel AG, NORD/LB, Sal. Oppenheim Jr. & Cie., Kommandltgesellschaft auf Aktein

ASSETMARK FUNDS
ASSETMARK CORE PLUS FIXED INCOME FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
07/27/06	American Express Company	250,000	750,000,000	Citigroup	Goldman Sachs & Co, Citigroup, JP Morgan, DB Securities, Wachovia Securities, CSFB
10/18/06	Southern Union Company	300,000	600,000,000	CSFB	Goldman Sachs & Co, CSFB, Lehman Brothers, Merrill Lynch
11/01/06	Idear Inc.	375,000	2,850,000,000	JP Morgan
Goldman Sachs & Co, Bear Stearns, JP Morgan, BOA Securities, Barclays Capital, Citigroup, ABN Amro, CSFB, Greenwich Capital Markets, Lehman Brothers, Merrill Lynch, Mitsubishi UFJ Securities, Morgan Stanley, RBC Capital Markets, UBS Securities, Wachovia S

11/08/06	Time Warner Inc.	275,000	1,000,000,000	BOA Securities
Goldman Sachs & Co, BOA Securities, Barclays Capital, BNP Paribas, RBS Greenwich Capital, ABN Amro, Calyon, Citigroup, Daiwa Securities SMBC Europe, DB Securities, Dresdner Kleinwort, HSBC, Mizuho International, Scotia Capital, Wachovia Securities, Bear S

11/08/06	Time Warner Inc.	325,000	1,000,000,000	BOA Securities
Goldman Sachs & Co, BOA Securities, Barclays Capital, BNP Paribas, RBS Greenwich Capital, ABN Amro, Calyon, Citigroup, Daiwa Securities SMBC Europe, DB Securities, Dresdner Kleinwort, HSBC, Mizuho International, Scotia Capital, Wachovia Securities, Bear S

11/09/06	HCA Inc.	375,000	1,000,000,000	Citigroup	Goldman Sachs & Co, BOA Securities, Citigroup, DB Securities, JP Morgan, Merrill Lynch, Wachovia Securities
12/06/06	Washington Mutual	300,000	500,000,000	Morgan Stanley	Goldman Sachs & Co, CSFB, Lehman Brothers, Morgan Stanley, Keefe Bruyette & Woods, UBS Securities
03/26/07	Chubb Corp.	475,000	1,000,000,000	Citigroup	Godman Sachs & Co, Citigroup, CSFB, Lehman Brothers, BOA Securities, BNY Capital Markets, JP Morgan, Merrill Lynch, Wachovia Securities